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                                                                    EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Argyle Television Inc. and Hearst-Argyle Television Inc. on Form S-3 (No. 333-35051 and No. 333-61101, respectively) of our report dated July 17, 1998 relating to the financial statements of Pulitzer Broadcasting Company and Subsidiaries, appearing in the Current Report on Form 8-K of Hearst-Argyle Television Inc. dated September 29, 1998.


DELOITTE & TOUCHE LLP

St. Louis, Missouri
September 29, 1998